Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Ford Motor Company of our report dated March 30, 2015 relating to the consolidated financial statements of Changan Ford Automobile Corporation Limited, which appears in Ford Motor Company's Annual Report on Form 10-K/A (Amendment No. 1) for the year ended December 31, 2014.

/s/ PricewaterhouseCoopers Zhong Tian LLP

PricewaterhouseCoopers Zhong Tian LLP
Shanghai, the People’s Republic of China
April 28, 2015